SOFTWARE LICENSE AGREEMENT

   This Agreement ("Agreement") is entered into and is effective as of August 27, 2001 ("Effective Date") by and between ATI Technologies, Inc., an Ontario corporation with a place of business at 33 Commerce Valley Drive East, Markham, Ontario Canada L3T 7N6 ("ATI"), on behalf of itself and its subsidiaries, and Evans & Sutherland Computer Corporation, a Utah corporation with a place of business at 600 Komas Drive, Salt Lake City, Utah 84158 USA ("Licensee").

                                    ARTICLE I

                                   DEFINITIONS

  1.1        "Confidential Information" shall mean:

(a) The Source Code of the Licensed Software, and any associated information in any form, including manuals, and specifications.

(b) All trade secrets and other proprietary ideas, concepts, know-how, methodologies and all information incorporated in and relating to the Licensed Software, Products or any ATI ASIC or software used, or planned to be used, in conjunction therewith.

(c)         All  enhancements,   upgrades,  modifications,   revisions  and  new
            versions of the Source Code of the Licensed Software.

(d) Any other information described or designated as proprietary or confidential whether or not owned or developed by ATI, and information disclosed to ATI by a third party which ATI is obligated to treat as confidential. Confidential Information shall not include information which belongs to Licensee or is (i) already known by Licensee without an obligation of confidentiality, (ii) publicly known or becomes publicly known (other than as result of any breach of this Agreement or any other agreement between the parties hereto) through no unauthorized act of Licensee, (iii) rightfully received by Licensee from a third party that is not a party to this Agreement without an obligation of confidentiality, (iv) independently developed by Licensee without the use of the Confidential Information and Licensee can prove such independent development, or
            (v) prior to any disclosure, is specifically approved in writing for disclosure by ATI.

1.2 "Derivative Work(s)" shall mean a work or authorship which is based upon the Licensed Software, or any portion thereof, such as a revision, modification, port, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which the Licensed Software or portion thereof may be recast, transformed or adapted, and which, in the absence of this Agreement or other authorization by AT[, would constitute an infringement of ATI's copyright therein.

1.3 "Licensed Purpose" shall mean the development of software applications, including driver software, to operate solely on or with Licensee's high end personal computer image generator products which incorporate ATI's Products and related software technology, and the support of such products.

1.4 "Licensed Software" shall mean the ATI software provided to Licensee as identified in Attachment A, together with any associated information in any form, including manuals, and specifications, all trade secrets and other proprietary ideas, concepts, know-how, methodologies and all information incorporated in and relating to the Licensed Software, the Products or any ATI ASIC or software used, or planned to be used, in conjunction therewith, and all enhancements, upgrades, modifications, revisions and new versions of the Source Code of the Licensed Software.

1.5 "Object Code" shall mean the machine readable form computer programming code as opposed to the human readable form of computer programming code.

1.6 "Products" means the ATI chip products currently code named 8200, 8300, 8350, Theater and Bridget.

1.7 "Site" shall mean the Licensee premises at the address set out above, together with Licensee premises located at 600 Komas Drive, Salt Lake City, Utah 84158, USA.

1.8 "Source Code" shall mean the human readable form computer programming code and related system level documentation, including all comments and any procedural code such as job control language.


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                                   ARTICLE II
                                     LICENSE

2.1 License. ATI grants Licensee a non-exclusive, perpetual, , non-transferable, non-assignable, limited license (i) to use, copy, modify and create Derivative Works of the Source Code of the Licensed Software internally at the Site solely for the Licensed Purpose, (ii) to copy, distribute, perform, and sublicense to end users, in Object Code form only, through all its channels of distribution worldwide, the Source Code of the Licensed Software and Derivative Works so developed from the Source Code of the Licensed Software, and (iii) to copy, modify, create Derivative Works of and redistribute written materials provided with the Licensed Software which is clearly intended for such purposes. Licensee may not distribute, market, or sublicense the Source Code of the Licensed Software. Provided the Licensee remains in compliance with its obligations in subsection 2.2 and section 3.1, Licensee's license rights with respect to Derivative Works will survive notwithstanding any expiration or termination of this Agreement.

2.2 Restrictions. Restrictions regarding Licensee's use of the Confidential Information regardless of whether the Licensee received the Confidential Information before, on, or after the Effective Date of this Agreement, are as follows:

  a) Licensee shall use Confidential Information solely for the Licensed Purpose, and shall protect the confidentiality of Confidential Information with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care, during the term hereof and for a period of five (5) years thereafter.
  b) Licensee shall limit access to and use of the Confidential Information only to those of its employees identified on Attachment B as having a "need to know" to allow Licensee to fulfill the Licensed Purpose (the "Authorized List'); such list, may be amended in writing from time to time by written agreement of the parties.
  c) Licensee shall ensure that its employees identified on the Authorized List are advised of the confidential nature of the Confidential Information and that it may only be divulged to other members of the Authorized List.
  d) Licensee shall not permit any of its employees assigned to REALimage series chip and related software development to have access to the Confidential Information.
  e) Licensee shall not make or permit others to make any paper or electronic copies of the Confidential Information, in whole or in part, except as reasonably required to fulfill the Licensed Purpose or as otherwise authorized by ATI in writing; provided that on all such copies Licensee shall reproduce all notices, including without limitation, copyright and confidentiality notices, on the Confidential Information.
  f) In the event that Licensee uses any of the Confidential Information to develop software, Licensee shall not distribute that software to a third party who could reasonably be considered an AT[ competitor in any format or level of detail which would give the third party recipient visibility into the design and operation of the AT[ hardware intended to work in conjunction with the Licensed Software. For greater certainty, but without limitation, Licensee shall not distribute to any third party ATI competitor the Source Code form of any software that directly calls on ATI hardware registers. Nothing in this subsection will prevent Licensee from distributing the Licensed Software and Derivative Works of the Licensed Software in Object Code form to end users under the terms of Licensee's end user license agreement in accordance with Section 2.1 above.
  g) NOTWITHSTANDING ANYTHING ELSE EXPRESSED OR IMPLIED IN THIS AGREEMENT, IN NO EVENT SHALL LICENSEE USE THE CONFIDENTIAL INFORMATION, INCLUDING THE SOURCE CODE OF THE LICENSED SOFTWARE AND ALL DERIVATIVE WORKS THEREOF, TO ENABLE, SUPPORT OR OTHERWISE AID LICENSEE OR A THIRD PARTY TO DEVELOP TECHNOLOGY COMPETITIVE WITH THE ATI TECHNOLOGY EMBODIED IN OR RELATING TO THE CONFIDENTIAL INFORMATION.

                                   ARTICLE III

                        PROTECTION OF PROPRIETARY RIGHTS

3.1 Confidentiality. When not specifically governed by section 2.2 above, Licensee's obligations with respect to the proprietary rights of ATI are as follows:

(a) Licensee shall use at least the same means it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure and to protect the proprietary nature of the Confidential Information.

3.2 Inspection. Licensee grants to ATI the right, at any time during Licensee's normal business hours, upon reasonable advance notice, to inspect any premises where any portion or component of the Source Code of the Licensed Software is located for the sole purpose of verifying Licensee's compliance with Licensee's obligations, provided that ATI complies with all security and safety rules in effect at the Site.


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                                   ARTICLE IV
                        OWNERSHIP AND FUTURE DEVELOPMENT

4.1 ATI Ownership. Licensee acknowledges and agrees that the Confidential Information, including without limitation, the Source Code of the Licensed Software and all intermediate and partial versions thereto, including all modifications, improvements, enhancements, updates, and bug fixes, Derivative Works; and all intellectual property rights therein, are and will remain, subject to the provisions of Section 4.2, the sole and exclusive property of ATI or a third party which may license parts of the Confidential Information to ATI. Licensee shall have no right, title or interest therein, except for the license granted herein and in accordance with the provisions of Section 4.2. If provided to Licensee, such versions, modifications, improvements, enhancements, updates, and bug fixes shall be deemed to be Confidential Information and are licensed to Licensee pursuant to the terms of this Agreement. Licensee waives all moral rights it may have in such Derivative Works without further consideration.

4.2 Ownership of Derivative Works. As of the date hereof, Licensee acknowledges and agrees that it has no ownership or other rights to any intellectual property embodied in the Licensed Software or the Confidential Information. With respect to Derivative Works of the Licensed Software, ownership will be determined in accordance with section 4.1, except that the following provisions will apply:

          (a) Subject to the terms of this Agreement, Licensee shall own and hold title to any intellectual property independently conceived and developed by Licensee or its personnel without reference to the Source Code of the Licensed Software and the Confidential Information, whether prior to or during the term of this Agreement ("Background Licensee IP"). The Parties agree that nothing in this Agreement is to be construed to grant or imply to AT[ any rights with respect to Background Licensee IP, except as provided for in subsection (c) below.

          (b) In the event Licensee has developed or develops Background Licensee IP capable of being incorporated into a Derivative Work and does not intend for ATI to have any ownership interest in such Background Licensee IP, Licensee will advise ATI in writing of the same prior to disclosing such Derivative Work to ATI in accordance with subsection 4.3, and upon receipt of such notice ATI will have no license or other rights in such Background Licensee IP, provided that if Licensee incorporates the Background Licensee IP into such Derivative Work, the provisions of subsection 4.2(c) will apply. If Licensee elects not to incorporate the Background Licensee IP into such Derivative Work, then the provisions of subsection 4.2(d) will apply.

          (c) To the extent Licensee incorporates Background Licensee IP into a Derivative Work of the Licensed Software, Licensee will retain ownership of such Background Licensee IP, provided that it hereby grants ATI a royalty free, non-exclusive, perpetual, non-transferable, non-assignable, limited license, solely for the development of software applications, including driver software, to operate solely on or with ATI's products and for the support of such products to: (i) use, copy, modify and create Derivative Works of the Background Licensee IP; (ii) copy, distribute, perform, and sublicense to end users, in Object Code form only, through all its channels of distribution worldwide, the Background Licensee IP and Derivative Works so developed from the Source Code of the Background Licensee IP, and (iii) to copy, modify, create Derivative Works of and redistribute written materials clearly intended for end users, and which does not disclose E&S confidential and proprietary information provided therewith. Licensee waives all moral rights it may have in such Derivative Works without further consideration.

          (d) In the event Licensee, after reviewing the Source Code of the Licensed Software and electing not to incorporate any, or a portion of any, Background Licensee IP into a Derivative Work, , Licensee reserves the right to negotiate terms for the incorporation of this Background Licensee IP into Licensed Software at a later time during the term of this Agreement.

4.3        Availability of Licensee Derivatives.

(a) All such Licensee Derivative Works, and any documentation relating thereto, shall be provided to ATI at Licensee's major release points.

(b) All Derivative Works provided to ATI under subsections a) and b) of this subsection shall be accompanied by a written description, at the level the Licensee normally prepares in the course of its design efforts, prepared by a


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knowledgeable  technical  person of Licensee  detailing  the changes  made,  the functional result thereof, and the reason for making such changes, to the Source Code of the Licensed Software.

                                    ARTICLE V
                   WARRANTY, DISCLAIMERS, AND INDEMNIFICATION

5.1 Disclaimer. Both parties represent and warrant that they have full authority to enter into this Agreement and all of the terms and conditions herein. LICENSED SOFTWARE PROVIDED TO LICENSEE HEREUNDER IS PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. THE ENTIRE RISK ASSOCIATED WITH THE USE OF CONFIDENTIAL INFORMATION RESIDES WITH LICENSEE. ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE DISCLAIMED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY, CONDITION, OWNERSHIP, FITNESS FOR A PARTICULAR PURPOSE, AND/OR OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

5.2 Limitation of Liability. EXCEPT FOR LICENSEE'S BREACH OF SECTIONS 2.2 or 3.1, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

5.3 Indemnification. Licensee agrees to indemnify, defend, and hold ATI, its subsidiaries, successors, officers, suppliers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages, including reasonable attorneys' fees, arising out of or in connection with Licensee's use of the Licensed Software and/or any breach of Licensee's obligations under this Agreement.

                                   ARTICLE VI
                                 TERM AND BREACH

6.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for an initial period of three (3) years ("Term"), and shall automatically renew thereafter for consecutive one year periods, unless terminated earlier in accordance with the following:

a) In the event of a material breach by one party in the performance of its duties, obligations or undertakings under this Agreement, the other party will have the right to give written notice to the breaching party advising such party of the specific breach involved. If the breaching party has not remedied such breach within thirty
            (30) days after such notice, the other party will have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party. The thirty (30) day cure period is not applicable to breaches of confidentiality or improper disclosure of proprietary technology or other trade secrets.

b) In the event that the Master Sales Agreement dated of even date herewith between the parties hereto to which this Agreement is attached is terminated for Purchaser's failure to make payments required there under, ATI shall have the right to terminate this Agreement immediately upon written notice to Purchaser.

c) In the event that a party has been the subject of any voluntary or involuntary proceeding relating to bankruptcy, insolvency, liquidation, receivership, composition of or assignment for the benefit of creditors, the other party may terminate this Agreement by providing written notice to such party.

6.2 Effect of Termination. Notwithstanding the termination of the Master Sales Agreement or this Agreement, Licensee may continue to exercise its rights and licenses in the Licensed Software under Article II to provide support to its customers for products incorporating the Product.

                                   ARTICLE VII
                               GENERAL PROVISIONS

7.1 Governing Law/Jurisdiction. This Agreement will be governed by and construed under the laws of the State of California without reference to its conflicts of law principles. The rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts or the International Sale of Goods, the application of which is expressly excluded.

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

7.2 Notices. All notices, requests, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed given when delivered personally upon receipt, on the next business day when sent by overnight mail, including without limitation, Federal Express, Express Mail or similar service to each party at the address provided at the beginning of the Agreement.

7.3 Assignment. Licensee's rights and duties hereunder may not be sublicensed, assigned or transferred. Any attempt by Licensee to effect such an assignment, sublicense or transfer will constitute a material breach of this Agreement and be null and void. ATI may assign its rights and duties hereunder to it parent, subsidiary or affiliate or in the event of sale or merger.

7.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, the parties will negotiate in good faith to restate such provision to reflect the original intentions of the parties as nearly as possible in accordance with applicable law and the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into with the restated provision.

7.5 Modification; Waiver. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party hereto. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

7.6 Remedies. Except as otherwise provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise. Licensee acknowledges that any disclosure or distribution of the Source Code or Confidential Information would cause irreparable injury to ATI and ATI shall be entitled to seek extraordinary injunctive and other equitable relief.

7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces in all respects all other prior agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.

7.8 Export. The parties agree to adhere to all applicable Export Laws and Regulations of the United States and Canada.

7.9 Surviving Obligations. The obligations of Sections 2.1, 2.2, 3.1, 4.2(c) and Articles IV, V and VII shall survive any termination of this Agreement.

7.10 Similar Development. Licensee understands that ATI may currently or in the future be developing technology internally, or receiving technology from third parties that may be similar to technology developed by Licensee with the use of or access to ATI Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that ATI will not develop. products, or have products developed for it, or enter into joint ventures, alliances, or licensing arrangements that operate substantially similar to and/or compete with the technology developed by Licensee following use of or access to the Confidential Information.

7.11 Residuals. Notwithstanding anything herein to the contrary, any party may use Residuals for any purpose, including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to Residuals does not represent a license under any patents, copyrights, mask works or other intellectual property rights of the disclosing party. The term "Residuals" means any information retained in the unaided memories of the receiving party's employees who have had access to the disclosing party's Confidential Information pursuant to the terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.


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    ATI TECHNOLOGIES INC.                    "LICENSEE"
By:     /S/ Dave Orton                       By:    /S/ James R. Oyler
Name:   Dave Orton                           Name   James R. Oyler
Title:  President and CEO                    Title: President and CEO
Date:   8/27/01                              Date:  8/30/01



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                                  ATTACHMENT A

       LIST OF ATI SOFTWARE:

       R200 driver Source Code, 8300 driver Source Code, and 8350 driver Source Code, BIOS source code and driver Source Code for Linux OS. Source Code, if any, for ATI's Bridget and Theater products.



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                                  ATTACHMENT B

      AUTHORIZED USER LIST:

      Personnel of the Evans & Sutherland PC Simulation group comprise the list of authorized users. The current list of people include:

    Bill Armstrong
    Rob Snow
    Reese Jones
    Marie Swenson
    Megan Dearden
    Scott McCusker
    Kevin Conlin
    Thelda Jones
    Bill Myers
    Diego Escala
    Reed Tidwell
    Harrison Cooper
    Allen Mathisen
    Jim Bentley
    Jeff Kirk


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